Exhibit 99.3

ADJUSTED EPS FROM CONTINUING OPERATIONS RECONCILIATION

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

Adjusted Diluted Earnings Per Share from Continuing Operations (Adjusted EPS) is defined as Diluted Earnings Per Share from Continuing Operations before Restructuring, Special Governance and Other Charges. Adjusted EPS is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to Earnings Per Share reported by other companies. Management believes Adjusted EPS is useful to investors, analysts and others because it provides a meaningful representation of the company's ongoing operating earnings performance as it excludes certain items that management believes are not reflective of the company's core operating results over time.

Reconciliation of Adjusted EPS to Diluted Earnings Per Share from Continuing Operations, the most directly comparable GAAP financial measure, for the three-month and twelve-month periods ended May 27, 2005 and May 28, 2004 is provided below. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

	Three Months Ended		Twelve Months Ended
	May 27, 2005	May 28, 2004	May 27, 2005	May 28, 2004

Diluted EPS from Continuing Operations	$0.01	$(0.09)	$0.16	$0.60
Restructuring, Special Governance and Other Charges	$0.15	$0.05	$0.25	$0.11

Adjusted EPS from Continuing Operations	$0.16	$(0.04)	$0.41	$0.71